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                                   EXHIBIT 4.4


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                               ATRION CORPORATION

                    1998 OUTSIDE DIRECTORS STOCK OPTION PLAN


                           ARTICLE 1 - ESTABLISHMENT,
                              PURPOSE AND DURATION


1.1 Establishment of the Plan. Atrion Corporation, a Delaware Corporation (the "Company"), hereby establishes a compensation plan to be known as the "Atrion Corporation 1998 Outside Directors Stock Option Plan" (the "Plan"), as set forth herein.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company by providing incentives, which are linked directly to increases in stockholder value, to attract qualified persons who are not employees of the Company to serve, and continue their service, as members of the Company's Board of Directors (the "Board").

1.3 Duration of the Plan. The Plan shall be effective on January 21, 1998, the date of its adoption by the Board (the "Effective Date"), subject to approval by the Company's stockholders within twelve (12) months thereafter, such approval to be by stockholder vote sufficient to satisfy the requirements of The Nasdaq Stock Market, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time in accordance with the provisions hereof, until all shares of common stock of the Company ("Shares") subject to the Plan shall have been purchased in accordance with the provisions hereof or the Options to which such Shares are subject shall have been surrendered before exercise or shall have lapsed.


                             ARTICLE 2 - DEFINITIONS


Whenever used in the Plan, the following capitalized terms shall have the meanings set forth below:

2.1 "Board" means the Board of Directors of the Company.

2.2 "Chairman" means the Chairman of the Board of the Company.

2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and references thereto shall include the applicable Treasury regulations thereunder.

2.4 "Common Stock" means the ten cent ($0.10) par value common stock of the Company.

2.5 "Committee" means the committee described in Section 3.1 hereof.

2.6 "Company" means Atrion Corporation, a Delaware corporation, and any successor as provided in Article 11 hereof.

2.7 "Disability" means physical or mental inability to perform the normal duties of service as a

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member of the Board as determined by a physician selected by the Committee after an examination of such Optionee; provided, that if such Optionee fails or refuses to cooperate in such examination the determination of his Disability shall be made by the Committee in its sole discretion.

2.8  "Effective Date" means the date described in Section 1.3 hereof.

2.9 "Fair Market Value" as of any date means the closing sales price of a Share on such date as reported by (i) any national securities exchange on which the Shares are actively traded or (ii) The Nasdaq Stock Market or, if no Shares are traded on such exchange or system on such date, then on the next preceding date on which any Shares were traded on such exchange or system.

2.10 "Option" means an option to purchase Shares from the Company granted pursuant to Article 5 hereof which does not meet the requirements of Section 422 of the Code.

2.11 "Option Price" means the price at which a Share may be purchased by an Optionee pursuant to the exercise of an Option.

2.12 "Optionee" means an Outside Director who has been granted an Option which is outstanding hereunder.

2.13 "Outside Director" means any person who is a member of the Board, including the Chairman, who is not an employee of the Company or any Subsidiary.

2.14 "Plan" means the Atrion Corporation 1998 Outside Directors Stock Option
Plan.

2.15 "Shares" means the shares of Common Stock of the Company.

2.16 "Stock Option Agreement" means a written agreement between the Company and an Optionee setting forth the terms and provisions applicable to an Option granted by the Company to such Optionee hereunder.

2.17 "Subsidiary" means any corporation, partnership, joint venture, affiliate or other entity of which a majority of the voting stock or power is beneficially owned, directly or indirectly, by the Company.


                           ARTICLE 3 - ADMINISTRATION


3.1 Authority of Board or Committee. This Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

3.2 Decisions Binding. All determinations and decisions made by the Committee pursuant to the

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provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its directors and their estates and beneficiaries.

                       ARTICLE 4 - SHARES SUBJECT TO PLAN


4.1 Available Shares. The total number of Shares for which Options may be granted under this Plan shall not exceed 270,000 Shares, subject to adjustment in accordance with Section 4.2 hereof. Shares subject to this Plan are authorized but unissued Common Stock or Common Stock that was once issued and subsequently reacquired by the Company. If any Options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the Shares subject to such grant shall not again be available for the grant of Options under this Plan.

4.2 Adjustments in Shares. In the event of any change in corporate capitalization, such as a stock dividend or stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, an appropriate adjustment shall be made in the number and class of Shares reserved under the Plan, in the number, class and Option Price of Shares subject to the unexercised portion of outstanding Options granted under the Plan, and the number of Shares that are to be subject to, and are to be included in, each future grant of Options to be made in accordance with Section
5.1 hereof, as may be necessary to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Option shall always be a whole number.

                               ARTICLE 5 - OPTIONS


5.1 Annual Grants; Option Price. On each of February 1, 1998, February 1, 1999 and February 1, 2000, each person who is then serving as a member of the Board and is an Outside Director, other than the Chairman, shall be granted automatically, without any action by the Committee, an Option to purchase Ten Thousand (10,000) Shares, subject to adjustment in accordance with Section 4.2 of this Plan, and the person who is then serving as Chairman, if he is an Outside Director, shall be granted automatically, without any action by the Committee, an Option to purchase Twenty Thousand (20,000) Shares, subject to adjustment in accordance with Section 4.2 of this Plan. The Option Price shall equal the Fair Market Value of the Common Stock as of the date of grant.

5.2 Vesting. Each Option granted hereunder shall vest, and thereby become exercisable, in four (4) equal quarterly installments on the May 1, August 1, November 1 and February 1 next succeeding the date on which such Option is granted; provided, however, that for each such installment to vest the Optionee shall then be serving as an Outside Director on the vesting date for such installment.

5.3 Period of Option. Unless sooner terminated in accordance with the provisions of Section 5.4 below, each Option shall expire on the date which is ten (10) years after the date on which the Option is granted.

5.4 Termination of Outside Directorship. In the event an Optionee ceases to be an Outside Director for any reason other than death or Disability, such Optionee shall have the right to exercise his Options at any time within six (6) months after the date on which he ceased to be an Outside Director to the

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extent of the full number of Shares he was entitled to purchase on exercise of the Options on the date of cessation, subject to the condition that no Option shall be exercisable after the expiration of the term of the Option as provided in Section 5.3 above. In the event Optionee ceases to be an Outside Director by reason of Optionee's death or Disability, such Options may be exercised at any time within twelve (12) months after the date on which he ceased to be an Outside Director by Optionee or Optionee's legal representative, in the case of Disability, or by Optionee's heir or legatee or the personal representative, administrator or executor of Optionee's estate, in the case of death, to the extent of the full number of Shares the Optionee was entitled to purchase on exercise of the Option on the date of cessation, subject to the condition that no Option shall be exercisable after the term of the Option as provided in
Section 5.3 above.

5.5 Non-Transferability of Option. No Option shall be transferable by an Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and during Optionee's lifetime his Options shall be exercisable only by Optionee or the transferee of the Option pursuant to a qualified domestic relations order, except as otherwise specifically provided in Section 5.4 above in the case of Optionee's Disability.

5.6 Exercise of Options. The Shares subject to an Option may be purchased in such installments and on such exercise dates as shall be set forth in the Plan or the Stock Option Agreement. Any Shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Option, subject to the provisions of Section 5.4 above. In no event shall any Option be exercised, in whole or in part, after its expiration date.

5.7 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company:
(a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price, or (c) by a combination of (a) and (b). The Committee also may allow cashless exercise or payment by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Optionee, in the Optionee's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

5.8 Restrictions on Transferability. The Committee may impose such restrictions on the transfer of Shares acquired pursuant to the exercise of an Option granted under this Plan as it may deem advisable including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Common Stock is then listed or traded and under any state securities laws applicable to such Shares.

5.9 Stock Option Agreements. Each Option granted shall be evidenced by a Stock Option Agreement that shall specify the Option Price, the term of the Option, the number of Shares subject to such Option and such other provisions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

                        ARTICLE 6 - LIMITATION OF RIGHTS

6.1 No Right to Continue as a Director. Neither the Plan nor any action taken pursuant to the Plan

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shall confer upon any Outside Director any right to continue as a director of the Company for any period of time or at any particular rate of compensation.

6.2 No Stockholder Rights. An Optionee shall have no rights as a stockholder with respect to the Shares subject to Options until the date of issuance to such Optionee of the stock certificate following the exercise of the Option therefor.

                      ARTICLE 7 - BENEFICIARY DESIGNATIONS


Each Optionee may, from time to time, designate any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Optionee, shall be in a form prescribed by the Company, and will be effective only when filed by the Optionee in writing with the Company during the Optionee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Optionee's death shall be paid to the Optionee's estate.

               ARTICLE 8 - AMENDMENT, MODIFICATION AND TERMINATION


The Board may at any time, and from time to time, alter, amend, discontinue, suspend or terminate the Plan in whole or in part; provided, however, that no amendment or modification made without stockholder approval may (i) increase the number of Shares subject to the Plan (except as provided in Section 4.2 hereof, (ii) materially modify the requirements as to eligibility to receive Options under the Plan or (iii) materially increase benefits accruing to Outside Directors hereunder and no termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan without the written consent of the Optionee holding such Option.

                             ARTICLE 9 - WITHHOLDING


9.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Optionee's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

9.2 Share Withholding. With respect to withholding required upon the exercise of Options, Optionee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Optionee, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                          ARTICLE 10 - INDEMNIFICATION


Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon

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or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                             ARTICLE 11 - SUCCESSORS


All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

                           ARTICLE 12 - MISCELLANEOUS


12.1 Gender and Number. Whenever the context so requires, the singular shall include the plural and the plural shall include the singular and the gender of any pronoun shall include the other gender.

12.2 Severability. The invalidity of this Plan with respect to one or more persons shall not affect the rights and obligations of any other person hereunder in any manner whatsoever. The invalidity of one or more provisions of this Plan shall not affect the validity of any other provision of this Plan in any manner whatsoever.

12.3 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4 Securities Laws Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5 Governing Law. This Plan shall be construed according to the laws of the State of Delaware.





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